EXPLANATORY NOTE

RSE Collection, LLC has prepared this Post-Effective Amendment No. 9 to its Form 1-A, qualified by the Commission on August 10, 2017, solely for the purpose of filing amended Exhibit 11.1 and amended Exhibit 12.1.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Second Amended and Restated Operating Agreement (1)

Exhibit 3.1 – Series Designation for Series #77LE1 (1)

Exhibit 3.2 – Amended and Restated Series Designation for Series #69BM1 (1)

Exhibit 3.3 – Series Designation for Series #88LJ1 (3)

Exhibit 3.4 – Series Designation for Series #85FT1 (3)

Exhibit 3.5 – Series Designation for Series #55PS1 (3)

Exhibit 3.6 – Amended and Restated Series Designation for Series #83FB1 (9)

Exhibit 3.7 – Amended and Restated Series Designation for Series #93XJ1 (9)

Exhibit 3.8 – Series Designation for Series #95BL1 (8)

Exhibit 3.9 – Series Designation for Series #90FM1 (9)

Exhibit 3.10 – Series Designation for Series #89PS1 (9)

Exhibit 3.11 – Series Designation for Series #98DV1 (10)

Exhibit 3.12 – Series Designation for Series #80LC1 (10)

Exhibit 3.13 – Series Designation for Series #72FG1 (10)

Exhibit 3.14 – Amended and Restated Series Designation for Series #06FS1 (11)

Exhibit 3.15 – Series Designation for Series #94DV1 (11)

Exhibit 3.16 – Series Designation for Series #91MV1 (11)

Exhibit 3.17 – Series Designation for Series #02AX1 (11)

Exhibit 3.18 – Series Designation for Series #92LD1 (11)

Exhibit 3.19 – Series Designation for Series #99LE1 (11)

Exhibit 3.20 – Series Designation for Series #91GS1 (11)

Exhibit 3.21 – Series Designation for Series #99FG1 (11)

Exhibit 3.22 – Series Designation for Series #88PT1 (11)

Exhibit 3.23 – Series Designation for Series #90ME1 (11)

Exhibit 3.24 – Series Designation for Series #82AB1 (11)

Exhibit 4.1 – Form of Subscription Agreement for Series #69BM1 (1)

Exhibit 4.2 – Form of Subscription Agreement for Series #88LJ1 (3)

Exhibit 4.3 – Form of Subscription Agreement for Series #85FT1 (3)

Exhibit 4.4 – Form of Subscription Agreement for Series #55PS1 (3)

Exhibit 4.5 – Amended and Restated Form of Subscription Agreement for Series #83FB1 (9)

Exhibit 4.6 – Amended and Restated Form of Subscription Agreement for Series #93XJ1 (9)

Exhibit 4.7 – Form of Subscription Agreement for Series #95BL1 (8)

Exhibit 4.8 – Form of Subscription Agreement for Series #90FM1 (9)

Exhibit 4.9 – Form of Subscription Agreement for Series #89PS1 (9)

Exhibit 4.10 – Form of Subscription Agreement for Series #98DV1 (10)

Exhibit 4.11 – Form of Subscription Agreement for Series #80LC1 (10)

Exhibit 4.12 – Form of Subscription Agreement for Series #72FG1 (10)

Exhibit 4.13 – Amended and Restated Form of Subscription Agreement for Series #06FS1 (11)

Exhibit 4.14 – Form of Subscription Agreement for Series #94DV1 (11)

Exhibit 4.15 – Form of Subscription Agreement for Series #91MV1 (11)

Exhibit 4.16 – Form of Subscription Agreement for Series #02AX1 (11)

Exhibit 4.17 – Form of Subscription Agreement for Series #92LD1 (11)

Exhibit 4.18 – Form of Subscription Agreement for Series #99LE1 (11)

Exhibit 4.19 – Form of Subscription Agreement for Series #91GS1 (11)

Exhibit 4.20 – Form of Subscription Agreement for Series #99FG1 (11)

Exhibit 4.21 – Form of Subscription Agreement for Series #88PT1 (11)

Exhibit 4.22 – Form of Subscription Agreement for Series #90ME1 (11)

Exhibit 4.23 – Form of Subscription Agreement for Series #82AB1 (11)

Exhibit 6.1 – Form of Asset Management Agreement for Series #69BM1 (1)

Exhibit 6.2 – Promissory Note in respect of Series #69BM1 Asset (1)

Exhibit 6.3 – Promissory Note in respect of Series #88LJ1 Asset (3)

Exhibit 6.4 – Promissory Note in respect of Series #85FT1 Asset (3)

Exhibit 6.5 – Promissory Note, Disclosure and Security Agreement in respect of Series #85FT1 Asset (3)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #55PS1 Asset (3)

Exhibit 6.7 – Promissory Note in respect of Series #55PS1 Asset (3)

Exhibit 6.8 – Form of Asset Management Agreement for Series #88LJ1 (3)

Exhibit 6.9 – Form of Asset Management Agreement for Series #85FT1 (3)

Exhibit 6.10 – Form of Asset Management Agreement for Series #55PS1 (3)

Exhibit 6.11 – Form of Asset Management Agreement for Series #83FB1 (4)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #83FB1 Asset (4)

Exhibit 6.13 – Form of Asset Management Agreement for Series #93XJ1 (7)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #93XJ1 Asset (7)

Exhibit 6.15 – Promissory Note in respect of Series #95BL1 Asset (8)

Exhibit 6.16 – Promissory Note, Disclosure and Security Agreement in respect of Series #95BL1 Asset (8)

Exhibit 6.17 – Form Asset Management Agreement in respect of Series #95BL1 Asset (8)

Exhibit 6.18 – Promissory Note 2 in respect of Series #55PS1 Asset (8)

Exhibit 6.19 – Promissory Note in respect of Series #93XJ1 Asset (8)

Exhibit 6.20 – Promissory Note 2 in respect of Series #93XJ1 Asset (8)

Exhibit 6.21 – Form of Asset Management Agreement for Series #90FM1 (9)

Exhibit 6.22 – Form of Asset Management Agreement for Series #89PS1 (9)

Exhibit 6.23 – Purchase Option Agreement in respect of Series #90FM1 Asset (9)

Exhibit 6.24 – Purchase Option Agreement in respect of Series #89PS1 Asset (9)

Exhibit 6.25 – Promissory Note in respect of Series #98DV1 Asset (10)

Exhibit 6.26 – Form of Asset Management Agreement for Series #98DV1 (10)

Exhibit 6.27 – Purchase Option Agreement in respect of Series #80LC1 Asset (10)

Exhibit 6.28 – Form of Asset Management Agreement for Series #80LC1 (10)

Exhibit 6.29 – Form of Asset Management Agreement for Series #72FG1 (10)

Exhibit 6.30 – Amended and Restated Form of Asset Management Agreement for Series #06FS1 (11)

Exhibit 6.31 – Purchase Option Agreement in respect of Series #06FS1 Asset (11)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #94DV1 Asset (11)

Exhibit 6.33 – Promissory Note in respect of Series #02AX1 Asset (11)

Exhibit 6.34 – Promissory Note in respect of Series #99LE1 Asset (11)

Exhibit 6.35 – Form of Asset Management Agreement for Series #94DV1 (11)

Exhibit 6.36 – Form of Asset Management Agreement for Series #91MV1 (11)

Exhibit 6.37 – Form of Asset Management Agreement for Series #02AX1 (11)

Exhibit 6.38 – Form of Asset Management Agreement for Series #92LD1 (11)

Exhibit 6.39 – Form of Asset Management Agreement for Series #99LE1 (11)

Exhibit 6.40 – Form of Asset Management Agreement for Series #91GS1 (11)

Exhibit 6.41 – Form of Asset Management Agreement for Series #99FG1 (11)

Exhibit 6.42 – Form of Asset Management Agreement for Series #88PT1 (11)

Exhibit 6.43 – Form of Asset Management Agreement for Series #90ME1 (11)

Exhibit 6.44 – Form of Asset Management Agreement for Series #82AB1 (11)

Exhibit 8.1 – Form of Escrow Agreement (1)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Nixon Peabody LLP

Exhibit 13.1 – Testing the Waters Materials for Series #69BM1 (1)

Exhibit 15.1 – Draft Offering Statement previously submitted pursuant to Rule 252(d) (2)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on June 30, 2017

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on July 13, 2017

(3)Previously filed as an Exhibit to the Company’s Form 1-A POS filed with the Commission on August 21, 2017

(4)Previously filed as Amendment 2 to the Company’s Form 1-A POS filed with the Commission on
December 18, 2017

(5)Previously filed as Amendment 3 to the Company’s Form 1-A POS filed with the Commission on December 19, 2017

(6)Amended as part of the submission of Amendment 4 to the Company’s Form 1-A POS filed with the Commission on February 20, 2018

(7)Previously filed as Amendment 4 to the Company’s Form 1-A POS filed with the Commission on February 20, 2018

(8)Previously filed as Amendment 5 to the Company’s Form 1-A POS filed with the Commission on May 11, 2018

(9)Previously filed as Amendment 6 to the Company’s Form 1-A POS filed with the Commission on June 22, 2018

(10)Previously filed as Amendment 7 to the Company’s Form 1-A POS filed with the Commission on August 24, 2018

(11)Previously filed as Amendment 8 to the Company’s Form 1-A POS filed with the Commission on October 15, 2018

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	October 24, 2018
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	October 24 , 2018
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	October 24, 2018